Exhibit (11) under N-1A
                                          Exhibit 23 under Item 601/Reg SK


INDEPENDENT AUDITORS' REPORT



To the Board of Trustees and Shareholders of Money MARKET MANAGEMENT, INC.

We consent to the use in Post-Effective Amendment No. 77 to Registration Statement 2-49591 of Money Market Management, Inc. of our report dated February 6, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.


By: DELOITTE & TOUCHE LLP
    Deloitte & Touche LLP
Pittsburgh, PA
February 23, 1998